UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2002

LONE STAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway

Suite 500

Dallas, Texas  75248

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

Lone Star Technologies, Inc.  ("Lone Star") hereby amends its Current Report on Form 8-K, dated September 30, 2002 and initially filed on October 7, 2002, in order to include the financial information required by Item 7 of Form 8-K with respect to its acquisition of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. (collectively, "Wheeling"), by deleting such item in its entirety and substituting therefor the following:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

	-	Independent Auditor's Report.

	-	Combined Balance Sheets as of December 30, 2001 and December 31, 2000.

	-	Combined Statements of Income and Retained Earnings for the Fifty-Two Week Periods Ended December 30, 2001, December 31, 2000 and January 2, 2000.

	-	Combined Statements of Cash Flows for the Fifty-Two Week Periods Ended December 30, 2001, December 31, 2000 and January 2, 2000.

	-	Notes to Combined Financial Statements.

	-	Accountant's Report.

	-	Combined Balance Sheets as of July 14, 2002.

	-	Combined Statements of Income and Retained Earnings for the Periods Ended July 14, 2002 and July 15, 2001.

	-	Combined Statements of Cash Flows for the Period Ended July 14, 2002.

	-	Notes to Combined Financial Statements.

(b)	Pro Forma Financial Information.

	-	Introduction to Pro Forma Financial Information.

	-	Unaudited Pro Forma Balance Sheet as of June 30, 2002.

	-	Notes to Unaudited Pro Forma Balance Sheet.

	-	Unaudited Pro Forma Income Statement for the Six Months Ended June 30, 2002.

	-	Notes to Unaudited Pro Forma Statements of Operations.

	-	Unaudited Pro Forma Income Statement for the Twelve Months Ended December 31, 2001.

	-	Notes to Unaudited Pro Forma Income Statement.

2

(c)	Exhibits.

2.1*

Asset Purchase Agreement, dated September 9, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation, as Owner of Wheeling.

	2.2*	Amendment to Asset Purchase Agreement, dated September 30, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation.

*	Previously filed as an exhibit to the Form 8-K dated September 30, 2002, filed on October 7, 2002.

3

The Board of Directors

Wheeling Machine Products, Inc.

and Wheeling Machine Products of Texas, Inc.

Independent Auditor’s Report

We have audited the accompanying combined balance sheets of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000, and the related combined statements of income, retained earnings, and cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000 and January 2, 2000. These combined financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. as of December 30, 2001 and December 31, 2000, and the results of its operations and its cash flows for the fifty-two week periods ended December 30, 2001, December 31, 2000 and January 2, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ LaPorte, Sehrt, Romig and Hand
A Professional Accounting Corporation

March 12, 2002
Metairie, LA

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED BALANCE SHEETS

ASSETS

	December 30, 2001	December 31, 2000
CURRENT ASSETS:
Cash and Cash Equivalents	$13,700	$13,700
Accounts Receivable	1,642,981	3,938,755
Accounts Receivable - Affiliates	—	—
Accounts Receivable - Other	2,446	274
Inventory	21,053,237	19,382,740
Income Tax Receivable	—	4,462
Prepaid Expenses	150,336	85,633

Total Current Assets	22,862,700	23,425,564

PROPERTY AND EQUIPMENT, AT COST:
Buildings and Improvements	2,370,517	2,556,806
Furniture and Equipment	15,156,173	13,529,829

	17,526,690	16,086,635
Less: Accumulated Depreciation	9,566,050	7,358,190

Property and Equipment - Net	7,960,640	8,728,445

OTHER ASSETS:
Other	180,812	201,062

Total Other Assets	180,812	201,062

	$31,004,152	$32,355,071

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 30, 2001	December 31, 2000
CURRENT LIABILITIES:
Accounts Payable	$813,411	$1,779,168
Accrued Expenses	260,210	527,775
Due to Affiliates	492,406	528,089
Income Tax Payable	115,538	—
Notes Payable	4,900,000	8,175,000
Payroll and Sales Taxes Payable	45,898	82,954

Total Current Liabilities	6,627,463	11,092,986

LONG-TERM LIABILITIES:
Due to Affiliates	14,000,000	16,000,000

Total Long-Term Liabilities	14,000,000	16,000,000

Total Liabilities	20,627,463	27,092,986

STOCKHOLDERS’ EQUITY:
Common Stock, No Par Value, 20,000 Shares Authorized, Issued and Outstanding	20,000	20,000
Capital in Excess of Par Value	3,780,000	3,780,000
Retained Earnings	6,576,689	1,462,085

Total Stockholders’ Equity	10,376,689	5,262,085

	$31,004,152	$32,355,071

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED STATEMENTS OF INCOME AND

RETAINED EARNINGS

For the Fifty-Two Week Periods

Ended December 30, 2001, December 31, 2000, and January 2, 2000

	December 30, 2001	December 31, 2000	January 2, 2000

NET SALES	$41,252,871	$37,987,948	$17,749,943

COSTS AND EXPENSES:
Cost of Sales	33,192,328	30,437,861	16,890,154
Selling, General and Administrative Expenses	1,574,205	1,453,374	1,305,544

	34,766,533	31,891,235	18,195,698

OPERATING INCOME (DEFICIT)	6,486,338	6,096,713	(445,755)

INTEREST EXPENSE	(1,232,962)	(1,759,362)	(1,510,244)

OTHER INCOME (EXPENSE)	11,228	(994)	1,732

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	5,264,604	4,336,357	(1,954,267)

PROVISION FOR INCOME TAXES - CURRENT	150,000	106,500	—

NET INCOME (LOSS)	5,114,604	4,229,857	(1,954,267)

RETAINED EARNINGS (OPERATING DEFICIT) - BEGINNING OF PERIOD	1,462,085	(2,767,772)	(813,505)

RETAINED EARNINGS (OPERATING DEFICIT) - END OF PERIOD	$6,576,689	$1,462,085	$(2,767,772)

EARNINGS (LOSS) PER SHARE	$255.73	$211.49	$(97.71)

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

For the Fifty-Two Week Periods

Ended December 30, 2001, December 31, 2000, and January 2, 2000

	December 30, 2001	December 31, 2000	January 2, 2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$5,114,604	$4,229,857	$(1,954,267)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	2,245,591	2,038,226	1,835,936
Gain on Sale of Fixed Assets	(57)	—	(28,252)
(Increase) Decrease in Accounts Receivable	2,285,836	(1,904,576)	(1,324,271)
(Increase) Decrease in Accounts Receivable - Affiliates	308,332	(281,718)	(206,431)
(Increase) Decrease in Accounts Receivable - Other	(2,172)	153,081	(144,113)
(Increase) Decrease in Inventory	(1,670,497)	(7,991,817)	2,486,977
(Increase) Decrease in Income Tax Receivable	4,462	105,538	(3,000)
Increase in Prepaid Expenses	(64,703)	(25,553)	(21,029)
Increase (Decrease) in Accounts Payable	(992,900)	(6,181)	1,256,780
Increase (Decrease) in Accrued Expenses	(267,565)	222,917	53,664
Increase (Decrease) in Due to Affiliates	(317,819)	(3,188,623)	1,070,031
Increase in Income Tax Payable	115,538	—	—
Increase (Decrease) in Payroll and Sales Taxes Payable	(37,056)	19,200	45,241
Net Cash Provided by (Used in) Operating Activities	6,721,594	(6,629,649)	3,067,266

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,645,444)	(1,623,026)	(1,086,943)
Proceeds from Sale of Property and Equipment	198,600	—	75,001
(Increase) Decrease in Other Assets	250	(66)	(500)
Net Cash Used in Investing Activities	(1,446,594)	(1,623,092)	(1,012,442)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Increase (Decrease) in Long-Term Debt	(3,275,000)	(725,000)	3,125,000
Net Increase (Decrease) in Long-Term Debt - Affiliate	(2,000,000)	8,977,839	(5,179,422)
Net Cash Provided by (Used in) Financing Activities	(5,275,000)	8,252,839	(2,054,422)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	98	402

CASH AND CASH EQUIVALENTS - BEGINNING	13,700	13,602	13,200

CASH AND CASH EQUIVALENTS - ENDING	$13,700	$13,700	$13,602

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for Interest	$1,204,645	$1,827,103	$1,254,033
Cash Paid During the Year for Income Tax	$30,000	$5,000	$—

The accompanying notes are an integral part of these financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are in the business of manufacturing couplings.  The Companies grant credit to their customers, substantially all of whom are related to the petroleum industry.

Basis of Presentation

The combined financial statements include the accounts of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., both of which are wholly-owned subsidiaries of Nassau Holding Corp.  All significant intercompany transactions and balances have been eliminated.

Inventory

Inventory is valued at the lower of cost, principally determined by the first-in, first-out (FIFO) method, or market.

Depreciation

Depreciation is computed using straight-line methods for financial reporting purposes over the estimated useful lives of the respective assets, which range from three to thirty years.  Depreciation expense charged to operations amounted to $2,245,591, $2,038,226 and $1,835,936 for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

Income Taxes

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., are included in the consolidated Federal income tax return filed by Nassau Holding Corp.  Nassau’s policy is to allocate the consolidated current Federal tax provision to the companies included in the consolidated group based upon the ratio of such companies’ taxable income to the total of such taxable income.  Tax benefits from net operating losses are not allocated to the companies in the consolidated group. Deferred taxes for timing differences between the reporting of income for financial and Federal income tax purposes are provided by Nassau and not allocated to the companies in the consolidated group.

Cash Equivalents

For the purposes of the statement of cash flows, the Companies consider all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Non-Direct Response Advertising

The Companies expense advertising costs as incurred.  Advertising expense charged to operations totaled $100,  $1,843 and $1,937 for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Goodwill

Goodwill, which is included in other assets, represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition and is being amortized on the straight-line method over fifteen years.  Amortization expense charged to operations totaled $20,000 for each of the periods ended December 30, 2001, December 31, 2000, and January 2, 2000.

Earnings (Loss) Per Share

The earnings (loss) per share calculations are based on the weighted average number of shares of common stock outstanding, which was 20,000 for the years ended December 30, 2001, December 31, 2000, and January 2, 2000.

Impact of Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards No. 141 (SFAS 141), “Business Combinations” supersedes APB Opinion 16 and FASB 38.  This statement provides accounting for business combinations using the purchase method and eliminating the pooling of interest method.  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

Statement of Financial Accounting Standards No. 142 (SFAS 142), “Goodwill and Other Intangible Assets” supersedes APB Opinion 17.  This statement provides accounting and reporting standards for intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination).  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets” a replacement of SFAS 121.  This statement provides accounting and reporting standards for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by abandonment or sale.  This statement requires that long-lived assets (excluding goodwill) to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and requires a probability-weighted cash flow estimation approach, and introduces a “primary-asset” approach to determine the cash flow estimation period.  In addition, this statement requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, and includes accounting guidance for disposal of a segment of a business that is considered a discontinued operation.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001.  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

NOTE B

RELATED PARTY TRANSACTIONS

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are two of several subsidiaries of Nassau Holding Corp. and, in addition to the allocation of income taxes described in Note A, have material transactions with Nassau, its shareholder, and other affiliates on terms determined by management.  These transactions include the sale of couplings and the borrowing of funds. Interest is computed on certain of these transactions at rates determined by management.

During the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, the Companies made sales in the amounts of $35,839, $16,653 and $3,600, respectively to subsidiaries or affiliates of Nassau Holding Corp.  Purchases in the amounts of $40,637, $41,086 and $38,302 were made from subsidiaries of Nassau Holding Corp. during the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, respectively.  The Companies also had borrowings from Nassau Holding Corp. and its subsidiaries at December 30, 2001, December 31, 2000, and January 2, 2002 in the amounts of $14,492,406, $16,528,089 and $11,020,593, respectively.

Interest expense to Nassau Holding Corp., its shareholder, and other affiliates for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000 totaled $1,124,407, $1,158,859 and $872,984, respectively.

NOTE C

EMPLOYEE BENEFIT PLANS

The profit sharing plan covers substantially all employees and operates under a trust agreement with a bank.  Contributions to the plan are determined by the Board of Directors. Contributions charged to operations during the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, amounted to $112,124, $84,609 and $65,317, respectively.

A 401(k) employee benefit plan was adopted in 1995 to cover substantially all employees.  The Companies match a portion of employee contributions pursuant to the plan.  Contributions of $72,503, $51,004 and $42,212 were charged to operations for the periods ended December 30, 2001, December 31, 2000 and January 2, 2000, respectively.

NOTE D

LINE OF CREDIT

As of December 30, 2001, the Companies have a line of credit totaling $15,000,000 bearing interest at LIBOR plus 1.75% (3.87% at December 30, 2001), maturing May 31, 2002.  At December 30, 2001, $4,900,000 was outstanding against the line. During the year 2000, the Companies had an available line of credit from a bank dated November 20, 1995, and amended May 31, 1996 and March 31, 1999, totaling $10,500,000, which reduced at the rate of $375,000 per quarter, and matured on June 30, 2001.  Notes payable of $7,875,000 were outstanding against the line of credit at December 31, 2000, bearing interest at LIBOR plus 1.75% (8.52% at December 31, 2000).  During the year 2000, the Companies also had a line of credit from a bank dated May 24, 2000, totaling $5,000,000 that matured on May 31, 2001.  At December 31, 2000, notes payable of $300,000 were outstanding against the line, bearing interest at LIBOR plus 1.75% (8.52%).  The lines of credit are secured by property, plant and equipment, accounts receivable, and inventory and are guaranteed by Nassau Holding Corp. and its principal stockholder.

NOTE E

COMMITMENTS AND CONTINGENCIES

The Companies lease warehouse space under an operating lease with future minimum lease payments at December 30, 2001 as follows: 2002 - $6,042.  Rent expense for the periods ended December 30, 2001, December 31, 2000, and January 2, 2000, totaled $36,336,  $37,891 and $42,544, respectively.

The Board of Directors

Wheeling Machine Products, Inc.

  and Wheeling Machine Products of Texas, Inc.

                   We have reveiewed the accompanying combined balance sheet of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., as of July 14, 2002, and the related combined statements of income, retained earnings, and cash flows for the period ended July 14, 2002, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc.

                   A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

                   Based on our reveiw, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                   The July 15, 2001 income statement was compiled by us. We did not audit or review this financial statement and, accordingly, we express no opinion or any form of assurance on it.

/s/LaPorte, Sehrt, Romig and Hand
A Professional Accounting Corporation

September 18, 2002

Metairie, LA

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.
COMBINED BALANCE SHEETS

ASSETS

July 14, 2002
CURRENT ASSETS:
Cash and Cash Equivalents	$13,700
Accounts Receivable	3,400,600
Accounts Receivable - Other	46,641
Inventory	16,332,918
Prepaid Expenses	405,860

Total Current Assets	20,199,719

PROPERTY AND EQUIPMENT, AT COST:
Buildings and Improvements	2,382,627
Furniture and Equipment	16,176,577

18,559,204
Less: Accumulated Depreciation	10,748,718

Property and Equipment - Net	7,810,486

OTHER ASSETS:
Other	180,043

Total Other Assets	180,043

$28,190,248

See accountant's review report and notes to financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

July 14, 2002
CURRENT LIABILITIES:
Accounts Payable	$1,344,263
Accrued Expenses	674,268
Income Tax Payable	6,338
Due to Affiliates - Net of Long - Term Portion	1,250,627
Payroll and Sales Taxes Payable	84,108

Total Current Liabilities	3,359,604

LONG-TERM LIABILITIES:
Due to Affiliates	13,500,000

Total Long-Term Liabilities	13,500,000

Total Liabilities	16,859,604

STOCKHOLDERS' EQUITY:
Common Stock, No Par Value, 20,000 Shares Authorized, Issued and Outstanding	20,000
Capital in Excess of Par Value	3,780,000
Retained Earnings	7,530,644

Total Stockholders' Equity	11,330,644

$28,190,248

See accountant's review report and notes to financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED STATEMENTS OF INCOME AND

RETAINED EARNINGS

	Period Ended
	July 14, 2002	July 15, 2001
	Reviewed	Compiled
NET SALES	$14,788,359	$21,074,084

COSTS AND EXPENSES:
Cost of Sales	12,711,874	$21,328,984
Selling, General and Administrative Expenses	811,465	867,027

	13,523,339	22,196,011

OPERATING INCOME	1,265,020	4,878,073

INTEREST EXPENSE	(324,373)	(811,661)

OTHER INCOME	13,308	7,236

NET INCOME BEFORE PROVISION FOR INCOME TAXES	953,955	4,073,648

PROVISION FOR INCOME TAXES	—	—

NET INCOME	953,955	4,073,648

RETAINED EARNING - BEGINNING OF PERIOD	6,576,689	1,592,471

RETAINED EARNINGS - END OF PERIOD	$7,530,644	5,666,119

EARNINGS (LOSS) PER SHARE	$47.70	203.68

See accountant's review report and notes to financial statements.

WHEELING MACHINE PRODUCTS, INC.

and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

COMBINED STATEMENTS OF CASH FLOWS

For the Period Ended July 14, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$953,955
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Depreciation and Amortization	1,224,025
Increase in Accounts Receivable	(1,757,619)
Increase in Accounts Receivable - Other	(44,195)
Decrease in Inventory	4,720,319
Increase in Prepaid Expenses	(255,524)
Increase in Accounts Payable	530,852
Increase in Accrued Expenses	414,058
Increase in Due to Affiliates	758,221
Decrease in Income Tax Payable	(109,200)
Increase in Payroll and Sales Taxes Payable	38,210

Net Cash Provided by Operating Activities	6,473,102

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,063,102)
Increase in Other Assets	(10,000)

Net Cash Used in Investing Activities	(1,073,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Decrease in Note Payable	(4,900,000)
Net Decrease in Long-Term Debt - Affiliate	(500,000)

Net Cash Used in Financing Activities	(5,400,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS - BEGINNING	13,700

CASH AND CASH EQUIVALENTS - ENDING	$13,700

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid During the Year for Interest	$324,373
Cash Paid During the Year for Income Tax	$109,200

See accountant's review report and notes to financial statements.

WHEELING MACHINE PRODUCTS, INC.
and WHEELING MACHINE PRODUCTS OF TEXAS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE A

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are in the business of manufacturing couplings.  The Companies grant credit to their customers, substantially all of whom are related to the petroleum industry.

Basis of Presentation

The combined financial statements include the accounts of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., both of which are wholly-owned subsidiaries of Nassau Holding Corp.  All significant intercompany transactions and balances have been eliminated.

Inventory

Inventory is valued at the lower of cost, principally determined by the first-in, first-out (FIFO) method, or market.

Depreciation

Depreciation is computed using straight-line methods for financial reporting purposes over the estimated useful lives of the respective assets, which range from three to thirty years.  Depreciation expense charged to operations amounted to $1,224,025 for the period ended July 14, 2002.

Income Taxes

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc., are included in the consolidated Federal income tax return filed by Nassau Holding Corp.  Nassau’s policy is to allocate the consolidated current Federal tax provision to the companies included in the consolidated group based upon the ratio of such companies’ taxable income to the total of such taxable income.  Tax benefits from net operating losses are not allocated to the companies in the consolidated group. Deferred taxes for timing differences between the reporting of income for financial and Federal income tax purposes are provided by Nassau and not allocated to the companies in the consolidated group.

Cash Equivalents

For the purposes of the statement of cash flows, the Companies consider all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible.  Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

Non-Direct Response Advertising

The Companies expense advertising costs as incurred.  Advertising expense charged to operations totaled $-0- for the period ended July 14, 2002.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Goodwill

Goodwill, which is included in other assets, represents the excess of the cost of companies acquired over the fair value of their net assets at the date of acquisition and is evaluated annually for impairment.

Earnings Per Share

The earnings (loss) per share calculations are based on the weighted average number of shares of common stock outstanding, which was 20,000 shares at July 14, 2002.

Impact of Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards No. 141 (SFAS 141), “Business Combinations” supersedes APB Opinion 16 and FASB 38.  This statement provides accounting for business combinations using the purchase method and eliminating the pooling of interest method.  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

Statement of Financial Accounting Standards No. 142 (SFAS 142), “Goodwill and Other Intangible Assets” supersedes APB Opinion 17.  This statement provides accounting and reporting standards for intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination).  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

Statement of Financial Accounting Standards No. 144 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets” a replacement of SFAS 121.  This statement provides accounting and reporting standards for the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by abandonment or sale.  This statement requires that long-lived assets (excluding goodwill) to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and requires a probability-weighted cash flow estimation approach, and introduces a “primary-asset” approach to determine the cash flow estimation period.  In addition, this statement requires that long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less cost to sell, and includes accounting guidance for disposal of a segment of a business that is considered a discontinued operation.  This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001.  The adoption of this pronouncement had no effect on the financial position and results of operations of the Companies.

NOTE B

RELATED PARTY TRANSACTIONS

Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. are two of several subsidiaries of Nassau Holding Corp. and, in addition to the allocation of income taxes described in Note A, have material transactions with Nassau, its shareholder, and other affiliates on terms determined by management.  These transactions include the sale of couplings and the borrowing of funds. Interest is computed on certain of these transactions at rates determined by management.

The Company makes immaterial purchases from affiliates periodically.  The Companies also had borrowings from Nassau Holding Corp. and its subsidiaries at July 14, 2002, in the amount of $14,750,627.

Interest expense to Nassau Holding Corp., its shareholder, and other affiliates for the period ended July 14, 2002 totaled $289,040.

NOTE C

EMPLOYEE BENEFIT PLANS

The profit sharing plan covers substantially all employees and operates under a trust agreement with a bank.  Contributions to the plan are determined by the Board of Directors. Contributions charged to operations during the period ended July 14, 2002 amounted to $56,387.

A 401(k) employee benefit plan was adopted in 1995 to cover substantially all employees.  The Companies match a portion of employee contributions pursuant to the plan.  Contributions of $40,091 were charged to operations for the period ended July 14, 2002.

NOTE D

COMMITMENTS AND CONTINGENCIES

The Companies lease warehouse space under an operating lease with future minimum lease payments at July 14, 2002 as follows: 2003 - $32,359, 2004 - $33,355, and 2005 - $6,671.  Rent expense for the period ended July 14, 2002 totaled $21,941.

PRO FORMA FINANCIAL INFORMATION

(UNAUDITED)

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information (the “Pro Forma Financial Information”) has been derived by the application of pro forma adjustments to the consolidated financial statements of (i) Lone Star Technologies, Inc. (“Lone Star”) as of June 30, 2002 and the combined financial statements of Wheeling Machine Products, Inc. and Wheeling Machine Products of Texas, Inc. (collectively “Wheeling”) as of July 14, 2002; (ii) Lone Star for the six months ended June 30, 2002 and Wheeling for the 28 weeks ended July 14, 2002; and (iii) Lone Star for the 12 months ended December 31, 2001 and Wheeling for the 52 weeks ended December 30, 2001, and has been prepared to illustrate the effects of the transactions described below.

The following unaudited pro forma statements of income give effect to the acquisition by Lone Star and its subsidiaries of the assets of Wheeling (the “Acquisition”), as if such transactions had occurred on January 1, 2001, with respect to the pro forma consolidated statement of income for the 12 months ended December 31, 2001, and carried forward through June 30, 2002, with respect to the unaudited pro forma consolidated statement of income for the six months ended June 30, 2002. The pro forma unaudited consolidated balance sheet as of June 30, 2002 has been prepared as if the Acquisition of Wheeling had occurred on that date.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase costs of the Acquisition (approximately $38 million) have been allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary. The final allocation of the purchase price is contingent upon the review for other intangible assets and an assessment of the acquired net assets; however, that allocation is not expected to differ materially from the preliminary allocation.

The Pro Forma Financial Information is based on the historical financial statements of Lone Star and Wheeling and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statements of operations do not purport to represent what Lone Star’s results of operations actually would have been if the Acquisition had occurred as of the date indicated or what results will be for any future periods. The Pro Forma Financial Information is based upon assumptions that Lone Star believes are reasonable and should be read in conjunction with the Financial Statements and the related notes thereto.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA BALANCE SHEET

JUNE 30, 2002

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$176,269,822	$13,700	$(38,111,242	)(c)(d)	$138,172,280
Accounts receivable, net	89,569,039	3,447,241	(876,242	)(e)	$92,140,038
Inventories	132,389,867	16,332,918	408,323	(d)	$149,131,108
Prepaid expenses and other current assets	7,777,623	405,860	(405,860	)(c)	$7,777,623
	406,006,351	20,199,719	(38,985,021)		387,221,049

PROPERTY, PLANT, AND EQUIPMENT, net	184,031,212	7,810,486	12,357,706	(d)	204,199,404

GOODWILL	55,077,118	166,731	(166,731	)(c)	55,077,118

INTANGIBLES	635,000	—	174,501	(d)	809,501

OTHER ASSETS	12,062,834	13,312	(13,312	)(c)	12,062,834
Total assets	$657,812,515	$28,190,248	$(26,632,857)		$659,369,906

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$—	$45,096	$(45,096	)(c)	$—
Accounts payable	42,561,990	1,344,263	(876,242	)(e)	43,030,011
Accrued liabilities	26,075,577	2,177,796	(1,088,426	)(c)(d)	27,164,947
Total current liabilities	68,637,567	3,567,155	(2,009,764)		70,194,958

LONG-TERM DEBT, net	150,000,000	13,500,000	(13,500,000	)(c)	150,000,000

REVOLVING CREDIT FACILITY	33,380	—	—		33,380

OTHER NONCURRENT LIABILITIES	48,671,363	—	—		48,671,363
Total liabilities	267,342,310	17,067,155	(15,509,764)		268,899,701

STOCKHOLDERS' EQUITY	390,470,205	11,123,093	(11,123,093	)(f)	390,470,205

Total liabilities and stockholders’ equity	$657,812,515	$28,190,248	$(26,632,857)		$659,369,906

The accompanying notes are an integral part of this unaudited pro forma balance sheet.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(a)          The historical balances for Lone Star are derived from the unaudited consolidated financial statements of Lone Star as of June 30, 2002.

(b)         The historical balances for Wheeling are derived from the unaudited combined financial statements of Wheeling as of July 14, 2002.

(c)          Lone Star did not acquire certain assets and did not assume certain liabilities of Wheeling. These adjustments reflect the elimination of such assets and liabilities as follows:

	Elimination of assets not acquired	Elimination of liabilities not assumed	Total
CASH	$(13,700)	$—	$(13,700)
OTHER CURRENT ASSETS	(405,860)	—	(405,860)
GOODWILL	(166,731)	—	(166,731)
OTHER NONCURRENT ASSETS	(13,312)	—	(13,312)
CURRENT PORTION OF LONG TERM DEBT	—	(45,096)	(45,096)
ACCRUED LIABILITIES	—	(1,088,426)	(1,088,426)
LONG TERM DEBT	—	(13,500,000)	(13,500,000)
	$(599,603)	$(14,633,522)	$(15,233,125)

(d)         Reflects the preliminary allocation of the purchase price for the Acquisition. The Acquisition will be accounted for using the purchase method of accounting. Lone Star has not yet determined the final allocation of the purchase price and, accordingly, the amounts shown below may differ from the amounts ultimately determined; however, that allocation is not expected to differ materially from the preliminary allocation.

The preliminary pro forma allocation of the purchase price is as follows:

Purchase price for net assets of Wheeling	$38,097,542
Less - Net assets of Wheeling acquired	(25,364,563)
Excess of purchase price over historical amounts to be allocated	$12,732,979

The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the Acquisition and the related financing transactions. As a result, these adjustments have no impact on the historical basis of the assets and liabilities. The final allocation of purchase price may differ from this presentation due to potential changes in working capital, our fair value analysis of inventory, and the appraisal results for identifiable intangibles.  The following table sets forth our preliminary allocation of the cash purchase price:

Fair value of assets acquired:
Receivables	$3,447,241
Inventories	16,741,241
Property and equipment	20,168,192
Intangibles recognized from the Acquisition	174,501
Fair value of liabilities assumed:
Accounts payable	(1,344,263)
Accrued liabilities	(1,089,370)
Total cash purchase price for Wheeling	$38,097,542

(e)          Reflects the elimination of intercompany balances between Lone Star and Wheeling as a result of Wheeling product sales to Lone Star.

(f)            Reflects the elimination of the Wheeling stockholders’ equity and the Lone Star investment in subsidiary at June 30, 2002.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA INCOME STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2002

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma

NET SALES/REVENUES	$273,324,534	$14,788,359	$(6,660,955	)(c)	$281,451,938
COST OF SALES	(259,410,275)	(12,711,874)	6,937,161	(c)(d)	(265,184,988)
Gross profit	13,914,259	2,076,485	276,206		16,266,950
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	(18,581,993)	(811,465)	(21,813	)(d)	(19,415,271)
Operating income (loss)	(4,667,734)	1,265,020	254,393		(3,148,321)

INTEREST EXPENSE	(6,436,047)	(324,373)	324,373	(e)	(6,436,047)
OTHER INCOME	2,189,779	13,308	(324,117	)(f)	1,878,970
Income (loss) before income taxes	(8,914,002)	953,955	254,649		(7,705,398)

INCOME TAX BENEFIT	652,140	—	—		652,140
NET INCOME (LOSS)	$(8,261,862)	$953,955	$254,649		$(7,053,258)
NET LOSS PER SHARE
Basic	$(0.31)	—	—		$(0.27)
Diluted	$(0.31)	—	—		$(0.27)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	26,423,489	—	—		26,423,489
Diluted	26,423,489	—	—		26,423,489

The accompanying notes are an integral part of this unaudited pro forma financial statement.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(a)          The historical balances for Lone Star are derived from the unaudited consolidated financial statements of Lone Star for the six months ended June 30, 2002.

(b)         The historical balances for Wheeling are derived from the unaudited combined financial statements of Wheeling for the twenty-eight weeks ended July 14, 2002.

(c)          Reflects the elimination of intercompany sales between Lone Star and Wheeling.

(d)         Reflects the change in Wheeling depreciation expense due to purchase accounting adjustments to the fair value of property, plant and equipment consistent with the depreciation policies utilized by Lone Star, and reflects the change in Wheeling amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

Eliminate historical depreciation expense	$(1,213,256)
Record depreciation expense based upon allocated fair values	937,050
Record amortization expense for intangible asset acquired	21,813
(254,393)

(e)          Reflects the elimination of interest expense related to Wheeling debt not assumed by Lone Star.

(f)            Reflects the elimination of Lone Star interest income related to the cash used in the Wheeling acquisition.

LONE STAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA INCOME STATEMENT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

	(a) Lone Star Technologies	(b) Wheeling	Pro Forma Adjustments		Lone Star Technologies Pro Forma

NET SALES/REVENUES	$650,198,445	$41,252,871	$(16,632,572	)(c)	$674,818,744
COST OF SALES	(580,867,366)	(33,192,328)	16,575,740	(c)(d)(e)	(597,483,954)
Gross profit	69,331,079	8,060,543	(56,832)		77,334,790

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(36,125,072)	(1,574,205)	(23,625	)(d)	(37,722,902)
Operating income (loss)	33,206,007	6,486,338	(80,457)		39,611,888

INTEREST EXPENSE	(12,824,128)	(1,232,962)	1,232,962	(f)	(12,824,128)
OTHER INCOME (EXPENSE)	(2,511,409)	11,228	(1,540,765	)(g)	(4,040,946)
Income (loss) before income taxes	17,870,470	5,264,604	(388,260)		22,746,814

INCOME TAX EXPENSE	(802,249)	(150,000)	—		(952,249)
NET INCOME FROM CONTINUING OPERATIONS	17,068,221	5,114,604	(388,260)		21,794,565

EXTRAORDINARY ITEMS	(622,294)	—	—		(622,294)

NET INCOME (LOSS)	$16,445,927	$5,114,604	$(388,260)		$21,172,271

NET INCOME PER SHARE
Basic	$0.67	—	—		$0.86
Diluted	$0.66	—	—		$0.85

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	24,683,924	—	—		24,683,924
Diluted	25,040,206	—	—		25,040,206

The accompanying notes are an integral part of this unaudited pro forma financial statement.

LONE STAR TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA INCOME STATEMENT

(a)          The historical balances for Lone Star are derived from the audited financial statements of Lone Star for the twelve months ended December 31, 2001.

(b)         The historical balances for Wheeling are derived from the audited financial statements of Wheeling for the fifty-two weeks ended December 30, 2001.

(c)          Reflects the elimination of intercompany transactions between Lone Star and Wheeling.

(d)         Reflects the reduction in depreciation expense due to purchase accounting adjustments to the fair value of property, plant, and equipment consistent with the depreciation policies utilized by Lone Star and reflects the incremental change in amortization expense due to purchase accounting and adjustments to intangible assets in connection with the acquisition consistent with the amortization policies utilized by Lone Star.

Eliminate historical depreciation expense	$(2,225,591)
Record depreciation expense based upon allocated fair values	1,874,100
Eliminate amortization expense for goodwill not acquired	(20,000)
Record amortization expense for intangible asset acquired	43,625
(327,866)

(e)          Reflects the impact of the purchase price inventory adjustment on cost of sales.

(f)            Reflects the elimination of interest expense related to Wheeling debt not assumed by Lone Star.

(g)         Reflects the elimination of Lone Star interest income related to the cash used in the Wheeling acquisition.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By:	/s/ Robert F. Spears

Robert F. Spears
Vice President, General
Counsel and Secretary

Date:  November 14, 2002

INDEX TO EXHIBITS

Item
Number	Exhibit
2.1*

Asset Purchase Agreement, dated September 9, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation, as Owner of Wheeling.

2.2*	Amendment to Asset Purchase Agreement, dated September 30, 2002, among Lone Star, Wheeling Acquisition Corporation (a wholly-owned subsidiary of Lone Star), Wheeling and Nassau Holding Corporation.

*	Previously filed as an exhibit to the Form 8-K dated September 30, 2002, filed on October 7, 2002